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                       DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.

COLLECTION PERIOD: OCTOBER 1998
DISTRIBUTION DATE: 11/20/98

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STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT
                                                                                                           Per $1,000 of  Original
                                                                                                                Class A/Class B
                                                                                                              Certificate Amount
                                                                                                          --------------------------
   (i)  Principal Distribution
        ----------------------
                             Class A Amount                                             $ 14,522,462.23             $18.262926
                             Class B Amount                                             $  1,134,779.32             $16.752021
  (ii)  Interest Distribution
        ---------------------
                             Class A Amount                                             $    993,744.75             $ 1.249698
                             Class B Amount                                             $     84,654.33             $ 1.249698
 (iii)  Monthly Servicing Fee                                                           $    184,341.72             $ 0.213624
        ---------------------                                                      --------------------
                             Monthly Supplemental Servicing Fee                         $          0.00             $ 0.000000
                             Class A Percentage of the Servicing Fee                    $    169,870.89             $ 0.213624
                             Class A Percentage of the Supplemental Servicing Fee       $          0.00             $ 0.000000
                             Class B Percentage of the Servicing Fee                    $     14,470.83             $ 0.213624
                             Class B Percentage of the Supplemental Servicing Fee       $          0.00
  (iv)  Class A Principal Balance (end of Collection Period)                            $189,322,615.19
        Class A Pool Factor (end of Collection Period)                                        23.808531%
        Class B Principal Balance (end of Collection Period)                            $ 16,127,862.50
        Class B Pool Factor (end of Collection Period)                                        23.808531%
   (v)  Pool Balance (end of Collection Period)                                         $205,450,477.69
  (vi)  Class A Interest Carryover Shortfall                                            $          0.00
        Class A Principal Carryover Shortfall                                           $          0.00
        Class B Interest Carryover Shortfall                                            $          0.00
        Class B Principal Carryover Shortfall                                              ($102,348.50)
 (vii)  Amount Otherwise Distributable to the Seller that is Distributed to Either the  $          0.00             $ 0.000000
        Class A or Class B Certificateholders
(viii)  Balance of the Reserve Fund Property (end of Collection Period)
                             Class A Amount                                             $ 27,721,276.49
                             Class B Amount                                             $          0.00
  (ix)  Aggregate Purchase Amount of Receivables repurchased by the Seller or the       $          0.00
        Servicer
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